CONSENT OF QUALIFIED PERSON

The undersigned, Gregory Kenneth Kulla, hereby states as follows:

I, Gregory Kenneth Kulla, prepared the “Technical Report On The Idaho-Maryland Project: Grass Valley California,

USA” with an effective date of 1 June 2017 (the “Technical Report”), portions of which are extracted or summarized

(the  “Summary  Material”)  in  the  annual  report  on  Form  10-K  of  Rise  Gold  Corp.  for  the  year  ended  July  31,  2018,

which was filed  with the Securities and Exchange Commission (the “Commission”)  on October 30, 2018 (the “Form

10-K), as amended by Amendment No. 1 to the Form 10-K filed with the Commission on January 16, 2019.

I  hereby consent  to  the  incorporation by reference  in  this registration statement  on Form S-1  of the references  in  the

Form 10-K, as amended, to the Technical Report, the Summary Material, and my name.

Date: January 17, 2019

By: /s/ Gregory Kenneth Kulla

Name: Gregory Kenneth Kulla, PGeo.